Exhibit 10.1
Execution Copy

FIRST AMENDMENT TO PROGRAM MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO PROGRAM MANAGEMENT AGREEMENT (this “First Amendment”), dated as of December 20, 2021, is made by and between Emerald Financial Services, LLC, a Delaware limited liability company, and MetaBank, N.A., a national bank.
RECITALS
A.The Parties entered into a Program Management Agreement on August 5, 2020 (the “Original PMA”), in which the Parties agreed that EFS would serve as Meta's program manager for the Program.
B.The Parties desire to amend the Original PMA in the manner set forth in this First Amendment (the Original PMA, as amended by this First Amendment, is referred to herein as the “PMA”).
AGREEMENT
ACCORDINGLY, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms not otherwise defined in this First Amendment will have the meanings set forth in the Original PMA. In addition, Section 1.1 of the Original PMA is amended by inserting the following new defined terms in alphabetical order:
“Back-Up Account Originator” has the meaning set forth in Section 2.8 (Back-Up Account Originator) of the PMA.
“Card” has the meaning set forth in Section 3(a) of this First Amendment.
“Custodial Structure” has the meaning set forth in Section 3.13 (Custodial Structure) of the PMA.
“Durbin Regulatory Event” has the meaning set forth in Section 2 (Durbin Regulatory Event) of this First Amendment.
“Financial Products” has the meaning set forth in Section 3(b) of this First Amendment.
“First Amendment” has the meaning set forth in the Preamble of this First Amendment.
“First Amendment Effective Date” means the date set forth in the Preamble of this First Amendment.
“HRB Documents” has the meaning set forth in Section 3(c) of this First Amendment.

“Interchange Losses” means, in the event Meta does not qualify to receive the highest interchange fees permitted for federally-insured depository institutions as a result of Meta's failure to either comply with its obligations under Section 3.13 (Custodial Structure) or a breach of the representation and warranty made in Section 9.2(h) (Custodial Structure) of the Agreement, the difference between (i) the highest aggregate amount of interchange fees that could have been received in connection with the Program had Meta qualified to receive the highest interchange fees permitted for federally-insured depository institutions, and (ii) the aggregate interchange fees actually received in connection with the Program.
“Losses” has the meaning set forth in Section 3(d) of this First Amendment.
“Monthly Product Statement” has the meaning set forth in Section 2.3(c) (Monthly Product Statements) of the PMA.
“Original PMA” has the meaning set forth in the Recitals of the First Amendment.
“Pilot Program” has the meaning set forth in Section 2.8 (Back-Up Account Originator) of the PMA.
“PMA” has the meaning set forth in the Recitals of this First Amendment.
“Product Schedules” has the meaning set forth in Section 3(e) of this First Amendment.
“Program Banks” has the meaning set forth in Section 3.13 (Custodial Structure) of the PMA.
“Rebranding Costs” has the meaning set forth in Section 2.3(b) (Expenses) of the PMA.
“Refund Advance” has the meaning set forth in Section 3(f) of this First Amendment.
“Same Day ACH Costs” has the meaning set forth in Section 2.3(b) (Expenses) of the PMA.
“Spruce Accounts” mean a non-interest bearing checking account, together with a linked non-interest bearing savings account, both at Meta and marketed under the “Spruce” brand name as further described in Schedule G (Spruce Accounts Product Schedule).
“Virtual Refund Advance” means a tax refund-related consumer loan offered on the same terms as a retail Refund Advance except that (a) a Virtual Refund Advance is offered electronically to an HRB Customer who delivered his or her tax documentation to a Distributor or Franchisee through the digital drop-off process, has his or her tax return prepared using BlockWorks, and who electronically signed documents through Approve

Online (or any successor program to BlockWorks and Approve Online), and (b) documentary CIP was not performed on the consumer. For the avoidance of doubt, Virtual Refund Advances are not available on do-it-yourself tax returns that are prepared outside of BlockWorks (or a successor program).
2.Durbin Regulatory Event. Section 1.1 of the Original PMA is hereby amended by deleting the prior definition of “Durbin Regulatory Event” and inserting the following definition:
“Durbin Regulatory Event” means (a) that Meta, together with its Affiliates, has total assets that exceed $10 billion (or such other amount as may be set forth in any future amendment to 12 C.F.R.§ 235.5(a)(1)(ii)) as of the end of any calendar year; or (b) for any other reason, the Financial Products, as currently structured (including the Custodial Structure), do not qualify (or a situation exists such that within the foreseeable future there is a reasonable likelihood they will not qualify) to receive the highest interchange fees permitted for federally-insured depository institutions.
3.Other Definitions. Section 1.1 of the Original PMA is hereby amended by:
(a)deleting the prior definition of “Card” and inserting the following definition:
    “Card” means an individual Payment Network-branded Emerald Card, Gift Card, and/or Rewards Card, as applicable, co-branded with the H&R Block brand, issued by Meta under the Program, and tied to a Cardholder Account. “Card” also includes an individual Payment Network-branded Spruce Card, co-branded with the H&R Block brand, issued by Meta under the Program, and tied to a Spruce Spending Account.
(b)deleting the prior definition of “Financial Products” and inserting the following definition:
“Financial Products” means the Prepaid Products, Refund Transfer, Emerald Advance, Emerald Savings Account, Refund Advance, Spruce Accounts, and any New Product, in each case offered by Meta and distributed by EFS pursuant to the Agreement.
(c)deleting the prior definition of “HRB Documents” and inserting the following definition:
    “HRB Documents” means all agreements, notices, disclosures, forms and related documents pertaining to or required by (a) tax return preparation services; (b) the use or disclosure of tax return information; (c) other products and services (excluding any Financial Products) that are offered in Retail Locations or through the Digital Channel, including Refund Bonus and Send-A-Friend promotions; or (d) state and local refund anticipation loan or refund anticipation check facilitator laws or regulations as they apply to refund anticipation loan or refund anticipation check facilitators. With respect to the Spruce Accounts, “HRB Documents” also include the Spruce User Agreement, the Spruce Awards powered by Dosh® Terms, the Spruce Website Terms of Use and Privacy Notice, and any other agreements, notices, disclosures, forms and related documents pertaining to or required by other Spruce-related products and services (excluding any Financial Products) that are offered by EFS, its Affiliates or its third party service providers in Retail Locations or through the Digital Channel.

(d)deleting the prior definition of “Losses” and inserting the following definition:
    “Losses” means any and all losses, liabilities, costs and expenses of any kind, nature or description imposed or incurred in connection with the Agreement (including reasonable attorneys' fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages (including liquidated damages), claims (including counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, investigations or proceedings by whomsoever asserted (including Governmental Authorities), including Interchange Losses.
(e)deleting the prior definition of “Product Schedules” and inserting the following definition:
“Product Schedules” means the product schedules set forth in Schedule A (Prepaid Products Product Schedule), Schedule B (Refund Transfer Product Schedule), Schedule C (Emerald Advance Product Schedule), Schedule D (Emerald Savings Product Schedule), Schedule E (Refund Advance Product Schedule), Schedule F (Legacy Credit Card Product Schedule), Schedule G (Spruce Accounts Product Schedule), and any product schedule executed by the Parties for any New Product.
(f)deleting the prior definition of “Refund Advance” and inserting the following definition:
    “Refund Advance” or “RA” means a tax refund-related consumer loan originated by Meta, offered in Retail Locations and virtually at the time of tax preparation under the Program, which has no finance charge payable by the consumer and is secured and repaid solely by the consumer’s tax refund(s), as further described in Schedule E (Refund Advance Product Schedule), and includes any Refund Advances Axos transferred to Meta pursuant to the Purchase Agreement. For the avoidance of doubt, the definition of Refund Advance includes Virtual Refund Advances.
4.Program Economics; Expenses; Monthly Product Statements. Section 2.3 of the Original PMA is hereby amended as follows:
    Section 2.3    Program Economics; Expenses; Monthly Product Statements.
(a)Program Economics. The economics of the Program and the fees payable to each Party will be as set forth in the Product Schedules, Schedule H (Deposit Compensation), Schedule I (Early ACH Access), the RA Payment Agreement, the Participation Agreement and the Credit Card Participation Agreement.
(b)Expenses. Except as expressly set forth in this Agreement or otherwise agreed by the Parties, each Party will be responsible for costs associated with its respective obligations under this Agreement. In addition, (1) EFS will reimburse Meta for any same-day ACH costs or surcharges assessed to Meta by the Federal Reserve with respect to same-day ACH transactions initiated in connection with the Program (“Same Day ACH Costs”); and (2) Meta will reimburse EFS for any reasonable and documented costs or expenses associated with rebranding required by Meta, including card replacement, reprinting of new collateral, and printing and mailing costs, excluding any costs or expenses that would have been incurred by EFS regardless of Meta’s rebranding and are not solely attributable to Meta’s rebranding (“Rebranding Costs”).
(c)Monthly Product Statements. No later than the third (3rd) day of each calendar month (if a Business Day, or if not, the next Business Day), EFS will provide to Meta one or more product compensation statements (each a “Monthly Product Statement”) setting forth the total amounts for the prior calendar month owed to or by EFS or Meta with line item specificity in regards to Prepaid Products, Emerald Advances, Refund Transfers, and Spruce Accounts, as set forth in the Product Schedules, and the Early Access feature, as set forth in Schedule I (Early ACH Access), any payments under Schedule H (Deposit Compensation), Rebranding Costs and Same Day ACH Costs. The amounts due and owing by either Party will be paid to the other Party in the manner mutually agreed upon no later than three (3) Business Days following Meta's receipt of the Monthly Product Statement(s), except as may be otherwise described herein or otherwise mutually agreed upon by the Parties. The Parties agree that the Monthly Product Statements are only intended to cover the fees payable and due to each Party under the Product Schedules, the Rebranding Costs and Same Day ACH Costs, Schedule H (Deposit Compensation), and Schedule I (Early ACH Access), and are not intended to cover any payments or settlements under the Participation Agreement, the RA Payment Agreement or the Credit Card Participation Agreement.
5.Back-Up Account Originator. The Original PMA is hereby amended by adding the following new Section 2.8:
Section 2.8    Back-Up Account Originator. Upon 30 days’ advance notice to Meta, EFS may contract with another federally insured depository institution (the “Back-Up Account Originator”) to issue a limited number of Financial Products (the “Pilot Program”). The size of the Pilot Program will be limited to a small geographic area mutually agreed to by the parties. EFS may share information with the Back-Up Account Originator as reasonably necessary to establish and support the Pilot Program. Meta agrees to reasonably cooperate in good faith with EFS and the Back-Up Account Originator in support of the Pilot Program; provided, however, that Meta is not required to transition any existing Financial Products to the Back-Up Account Originator or enter into an agreement directly with the Back-Up Account Originator in connection with the Pilot Program. For the avoidance of doubt, EFS’s offering of products through the Back-Up Account Originator in accordance with this section does not violate the exclusivity provided in Section 5.2 (EFS to Offer Meta’s Financial Products).
6.Custodial Structure. The Original PMA is hereby amended by adding the following new Section 3.13:
Section 3.13    Custodial Structure.

(a)    Custodial Structure. Notwithstanding any provision hereof to the contrary, EFS acknowledges and agrees that Meta is authorized to place Program funds in Emerald Card Accounts, Spruce Spending Accounts and Spruce Savings Accounts at one or more FDIC-insured depository institutions in addition to Meta (collectively, the “Program Banks”) in a custodial capacity for the benefit of Accountholders (the

“Custodial Structure”). The Program Banks will be selected by Meta based on selection criteria determined by Meta in its good faith discretion, provided; however, that Meta will consider any EFS input on the selection criteria in good faith. From time to time, but no more frequently than quarterly, EFS may request and Meta will provide a list of current Program Banks utilized by Meta in connection with the Custodial Structure. EFS agrees to reasonably cooperate in good faith with Meta to enable Meta to utilize one or more Program Banks to hold a portion of the Program funds for the Financial Product at Meta’s direction as custodian of such funds.  Such cooperation will include: (a) allowing the amendment of existing and future Accountholder agreements to enable Meta to place a portion of the Accountholder’s funds for the Financial Product at one or more Program Banks as custodian, including allowing Meta to obtain any required Accountholder authorization for Meta to be appointed as custodian; and (b) providing other services or support reasonably requested by Meta and mutually agreed upon by the Parties. Any reasonable and documented third-party expenses incurred by EFS associated with the cooperation under this Section 3.13 will be paid by Meta provided that EFS has obtained Meta’s prior written approval for such expenses. Meta, in its capacity as custodian, agrees to, and will be bound by, the terms and conditions contained herein in the PMA and the terms and conditions in the Accountholder agreements as custodian of the funds. Meta will be responsible for the funds movement associated with the Custodial Structure and will be responsible for any documented expenses and Losses suffered or incurred either directly by EFS or resulting from third-party Claims brought against EFS resulting from any act or omission of Meta or a Program Bank or otherwise resulting from the Custodial Structure, including any settlement failure.
(b)    Indemnification. Subject to the limitations in Section 3.13(c), Meta will indemnify and hold harmless the EFS Indemnified Parties from any and all Losses suffered by them resulting from the Custodial Structure, including Losses from (i) third party Claims made against any EFS Indemnified Party, including those related to interchange, and (ii) any direct claims by EFS against Meta, including for Interchange Losses suffered directly by EFS as a result of the failure of Meta to qualify for the highest interchange fees permitted for federally-insured depository institutions because of the Custodial Structure or changes in the legal treatment of the Custodial Structure.
(c)    Limitation of Liability.
(i)    Except in the case of gross negligence, willful misconduct, or actual fraud, Meta will not be liable to EFS or its Affiliates for any indirect, consequential, incidental, special, punitive, or exemplary damages, or lost profits arising from the Custodial Structure, whether in contract, tort (whether in negligence or strict liability) or other legal or equitable theory, regardless of whether Meta knew or should have known of the possibility of such damages. For the avoidance of doubt, the limitations of this Section 3.13(c)(i) do not apply to any Losses, including those related to interchange, that are incurred by EFS as a result of any third-party Claim.
    (ii)    For any Interchange Losses suffered directly by EFS or any other third party with respect to Card transactions occurring on or after the date Meta notifies EFS that a Durbin Regulatory Event has occurred pursuant to clause (b) of such definition,

Meta’s maximum liability for such Interchange Losses shall not exceed the amount of Interchange Losses suffered directly by EFS during a six-month period commencing on the date of such notice. For the avoidance of doubt, (1) under no circumstances shall EFS or its Affiliate be required to return to Meta any interchange fees previously paid by Meta to EFS prior to the delivery of such notice; and (2) if EFS ever agrees with a third-party to share any portion of the interchange fees due from Meta to EFS pursuant to this Agreement, under no circumstances shall Meta be liable to both EFS and such third party for the same interchange fees. The limitations of this Section 3.13(c)(ii) shall apply to any Interchange Losses that are incurred by EFS as a result of any third-party Claim, but only with respect to Card transactions that occur on or after the date Meta delivers such notice; it does not apply to third-party Claims that arise from Card transactions that occurred prior to the date of such notice.

7.Meta Additional Representations. The Original PMA is hereby amended by adding the following new Section 9.2(h):
(h)    Custodial Structure. Meta represents that the Custodial Structure described in Section 3.13(a) complies with Applicable Law; and (b) does not change the legal treatment of the Program with respect to (i) Meta’s ability to qualify for the small issuer exception under 12 C.F.R.§ 235.5(a)(1); and (ii) the availability of FDIC insurance for Accountholder funds.
8.Extension of Original PMA. The term of the Original PMA is hereby extended by two (2) years, by amending Section 13.1 to delete the words “end on June 30, 2023” and inserting “end on June 30, 2025” in their place.
9.Addition of Virtual Refund Advances. EFS and its Affiliates will be permitted to offer Virtual Refund Advances on the same terms as it offers Refund Advances in Retail Locations. For the avoidance of doubt, the “Virtual RA Addendum to the Program Management Agreement and Refund Advance Payment Agreement” dated December 30, 2020 is expiring according to its terms, and beginning in Tax Season 2022, Virtual RAs will be treated as Refund Advances for purposes of the PMA and Refund Advance Payment Agreement.
10.Durbin Regulatory Event Termination. The Original PMA is hereby amended by deleting the prior Section 13.3 and inserting the following new Section 13.3:
Section 13.3     Durbin Regulatory Event Termination. Meta will promptly notify EFS if a Durbin Regulatory Event has occurred. Notwithstanding any provision hereof to the contrary, if a Durbin Regulatory Event occurs (as determined by EFS in its sole and reasonable discretion based on Applicable Law), EFS also has the right at any time after thirty (30) days’ prior written notice to Meta to either (i) terminate this entire Agreement; or (ii) terminate the Agreement in part by terminating any or all of the Product Schedules other than Schedule E (Refund Advance Product Schedule). If EFS selects to terminate in part under Section 13.3(ii), EFS will work in good faith to provide contractual assurances that are reasonably satisfactory to Meta that Meta will be made whole for any settlement, repayment or funding amounts due to Meta in connection with the Product Schedules EFS elects to continue with Meta.
11.Purchase Price Amendment for Spruce Accounts. The Original PMA is hereby amended by deleting the existing Section 14.3(a)(i) and inserting the following new Section 14.3(a)(i):

(i)    the deposits associated with the Spruce Accounts, Emerald Card, Emerald Savings, and Refund Transfer accounts will be valued at book value (taking into account any negative balances);
12.Spruce Brand Name. The Parties acknowledge that the brand name “Spruce” is a Company Licensed Mark under the Joint Trademark Licensing Agreement, and is hereby added to Exhibit B of that agreement. HRB Innovations or its Affiliates is granting Meta a nonexclusive right and license to use the name as described in the Joint Trademark Licensing Agreement.
13.Schedule 3.1. Schedule 3.1 (Duties and Responsibilities of the Parties) is amended and restated as set forth in the revised Schedule 3.1 attached hereto.
14.Prepaid Products Product Schedule. Schedule A (Prepaid Products Product Schedule) is amended as set forth in Schedule H (Deposits Compensation).
15.Spruce Accounts Product Schedule. The Original PMA is hereby amended by inserting the new Schedule G (Spruce Accounts Product Schedule), which is attached to this First Amendment.
16.Deposit Compensation. The Original PMA is hereby amended by inserting the new Schedule H (Deposits Compensation), which is attached to this First Amendment.
17.Early Funding. The Original PMA is hereby amended by inserting the new Schedule I (Early ACH Access Schedule), which is attached to this First Amendment.
18.Amendment of Original PMA. The terms and provisions set forth in this First Amendment will modify and supersede the Sections specifically identified herein as well as all inconsistent terms and provisions set forth in the Original PMA. The table of contents of the Original PMA, and all cross references to Sections of the Original PMA amended or deleted by this First Amendment, are amended accordingly. All references in the Original PMA or this First Amendment to the “Agreement” will be deemed to refer to the PMA. Except as amended by this First Amendment, all other terms and conditions of the Original PMA are hereby ratified and will remain in full force and effect.
19.Interpretation. Each Party acknowledges that its legal counsel participated in the drafting of this First Amendment, and that this First Amendment has been fully reviewed and negotiated by the Parties and their respective counsel. Accordingly, in interpreting this First Amendment, no weight will be placed upon which Party or its counsel drafted the provision being interpreted.
20.Governing Law. This First Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.
21.Counterparts. This First Amendment may be executed in one or more counterparts (including by electronic transmission), each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same First Amendment.

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IN WITNESS WHEREOF, the Parties have duly executed this Program Management Agreement as of the date first written above.
EMERALD FINANCIAL SERVICES, LLC
By:/s/ Jim Koger
Name: Jim Koger
Title: Vice President
METABANK, N.A.
By:/s/ Glen Herrick
Name: Glen Herrick
Title: Executive Vice President and
     Chief Financial Officer